                                 EXHIBIT 99.1

                    [LETTERHEAD OF CAPITAL ONE APPEARS HERE]


For Immediate Release:                Contact:  Paul Paquin
---------------------                           V.P., Investor Relations
April 16, 1998                                  (703) 205-1039

                                                Sam Wang
                                                Media Relations
                                                (703) 205-1180



            CAPITAL ONE REPORTS RECORD EARNINGS:  RAISES 1998 TARGET

     FALLS CHURCH, Va. (April 16, 1998) --- Capital One Financial Corporation (NYSE: COF) today announced record first quarter 1998 earnings of $65.7 million, or $.96 per share (diluted), versus earnings of $58.2 million, or $.86 per share (diluted), for the fourth quarter of 1997 and $42.5 million, or $.63 per share (diluted), for the comparable period in the prior year.

     "This quarter's record results continue to demonstrate the power of our information-based strategy," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "We now are targeting our 1998 earnings at $3.90 per share (diluted)."

     During the first quarter of 1998, the Company added 927,000 net new accounts, bringing total accounts to 12.7 million. First quarter 1998 revenue, defined as managed net interest income and non-interest income, rose to $637 million versus $592 million in the fourth quarter of 1997 and $468 million for the comparable period in the prior year. For the quarter, Capital One's managed consumer loan balances declined, as expected, by $229 million to $14.0 billion. This modest decline was consistent with previous years and primarily reflected seasonal paydown.

     The managed net interest margin increased to 10.40 percent in the first quarter of 1998 versus 10.13 percent in the fourth quarter of 1997 prior to adjustments (9.24% as adjusted). This increase principally reflected a continued shift to higher yielding products. Fourth quarter 1997 adjustments recognize currently the uncollectible finance charge and fee income and the charge-off of credit card loans at 180 days past-due. First quarter 1998 managed net interest margin of 10.40 percent compares to 8.83 percent in the same period of 1997.

     The managed net charge-off rate increased only slightly to 6.04 percent for the first quarter of 1998 versus 6.02 percent prior to the adjustment in charge-off policy in the fourth quarter of 1997 (6.37% as adjusted) and 5.84 percent for the comparable period in the prior year. The managed delinquency rate (30+ days) significantly decreased to 5.75 percent as of March 31, 1998, compared with 6.20 percent as of December 31, 1997.

     "We continue to be very pleased with the credit quality performance of our portfolio," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "Because of this stable credit picture and the success of our new product innovations, we are bullish on our ability to continue to deliver superior results."

     Marketing expense increased in the first quarter of 1998 to a record $75 million versus $65 million in the fourth quarter of 1997 and $54 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the first quarter of 1998 were $214 million versus $177 million for the fourth quarter of 1997 and $160 million in the comparable period of the prior year. These non-interest expenses for the first quarter of 1998 include approximately $32 million for the performance-based stock options granted in December 1997. This expense reflected the 46% stock price increase during the quarter. Excluding this expense, the Company's cost per account has remained stable.

     The allowance for loan losses increased by $30 million during the first quarter to $213 million or 4.49 percent of on-balance sheet receivables as of March 31, 1998 from 3.76 percent as of December 31, 1997. Capital ratios were strong as of March 31, 1998 at 15.02 percent of reported assets and 6.59 percent of managed assets.

     The Company cautions that its current expectations for earnings are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including the number of delinquent accounts and the dollar amount of charge-offs actually experienced by the Company's credit card portfolio.

     Headquartered in Falls Church, Virginia, Capital One Financial Corporation is a financial services company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 12.7 million customers and $14.0 billion in managed loans outstanding as of March 31, 1998, and are among the largest providers of MasterCard and Visa credit cards in the world.

                                     # # #

[NOTE: This release and financial information are available on the Internet on Capital One's home page (address: http://www.capitalone.com). Click on "Financial Information" to view/download the release and financial information.]

                    CAPITAL ONE FINANCIAL CORPORATION (COF)
                        FINANCIAL & STATISTICAL SUMMARY


                                                        98              97              97              97              97
 (in millions, except per share data and as noted)      Q1              Q4              Q3              Q2              Q1
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS (MANAGED BASIS)
Net Interest Income                                  $  416.7         $  361.6        $  330.7        $  296.3        $  310.7
Non-Interest Income                                     220.7            230.4           218.5           169.3           157.3
                                                   ------------------------------------------------------------------------------
Total Revenue                                           637.4            592.0 (1)       549.2           465.6           468.0
Provision for Loan Losses                               242.5            255.7           243.6           200.1           185.9
Marketing Expenses                                       75.0             65.0            60.8            45.0            54.1
Operating Expenses                                      213.9 (2)        177.4           165.2           157.1           159.5
                                                   ------------------------------------------------------------------------------
Income Before Taxes                                     106.0             93.9            79.6            63.5            68.5
Tax Rate                                                 38.0 %           38.0 %          38.0 %          38.0 %          38.0 %
Net Income                                           $   65.7         $   58.2        $   49.3        $   39.4        $   42.5
---------------------------------------------------------------------------------------------------------------------------------
COMMON SHARE STATISTICS
Basic EPS                                            $   1.00         $   0.89        $   0.75        $   0.59        $   0.64
Diluted EPS                                          $   0.96         $   0.86        $   0.73        $   0.58        $   0.63
Dividends Per Share                                  $   0.08         $   0.08        $   0.08        $   0.08        $   0.08
Book Value Per Share (period end)                    $  15.08         $  13.66        $  12.84        $  12.35        $  11.72
Stock Price Per Share (period end)                   $  78.88         $  54.19        $  45.75        $  37.75        $  37.25
Total Market Capitalization (period end)             $5,163.7         $3,542.2        $3,001.0        $2,509.8        $2,472.5
Shares Outstanding (period end)                          65.5             65.4            65.6            66.5            66.4
Shares Used to Compute Basic EPS                         65.4             65.5            66.2            66.4            66.3
Shares Used to Compute Diluted EPS                       68.4             67.5            67.6            67.6            67.7
---------------------------------------------------------------------------------------------------------------------------------
MANAGED LOAN STATISTICS (PERIOD AVG.)
Average Loans                                        $ 14,097         $ 13,824        $ 12,918        $ 12,715        $ 12,559
Average Earning Assets                               $ 16,020         $ 15,655        $ 14,608        $ 14,278        $ 14,080
Average Assets                                       $ 16,834         $ 16,367        $ 15,618        $ 15,272        $ 14,900
Average Equity                                       $    950         $    892        $    841        $    798        $    764
Net Interest Margin                                     10.40 %           9.24 %(3)       9.05 %          8.30 %          8.83 %
Return on Average Assets (ROA)                           1.56 %           1.42 %          1.26 %          1.03 %          1.14 %
Return on Average Equity (ROE)                          27.66 %          26.12 %         23.47 %         19.72 %         22.24 %
Net Charge-Off Rate                                      6.04 %           6.37 %(4)       6.66 %          6.38 %          5.84 %
Net Charge-Offs                                      $  212.7         $  255.6 (4)    $  215.1        $  202.8        $  183.3
---------------------------------------------------------------------------------------------------------------------------------
MANAGED LOAN STATISTICS (PERIOD END)
Reported Loans                                       $  4,748         $  4,862        $  4,330        $  3,624        $  3,817
Securitized Loans                                       9,254            9,369           9,143           9,113           8,790
                                                   ------------------------------------------------------------------------------
Total Loans                                          $ 14,002         $ 14,231        $ 13,473        $ 12,737        $ 12,607
Delinquency Rate (30+ days)                              5.75 %(5)        6.20 %(5)       6.36 %          6.33 %          6.41 %
Number of Accounts (000's)                             12,674           11,747          10,664           9,796           9,123
Total Assets                                         $ 16,464         $ 16,433        $ 15,440        $ 15,270        $ 14,945
Capital, Including Preferred Interests               $1,085.2         $  990.9        $  939.7        $  918.5        $  875.2
Capital to Managed Assets Ratio                          6.59 %           6.03 %          6.09 %          6.01 %          5.86 %
Percent Introductory Rate Loans                            22 %             27 %            26 %            25 %            25 %
---------------------------------------------------------------------------------------------------------------------------------

(1) Net of a $73.3 million reduction to more conservatively report uncollectible finance charge and fee income receivables and the charge-off of credit card loans at 180 days past-due.
(2) Operating expenses include $32.4 million compensation expense ($9.7 million in Q497) for performance-based stock options.
(3) The net interest margin, without the modifications in charge-off policy and finance charge and fee income recognition, was 10.13%.
(4) The net charge-off rate and net charge-offs, without the modification in charge-off policy, were 6.02% and $208.2 million, respectively.
(5) The delinquency rate reflects the modification in charge-off policy and finance charge and fee income recognition.

CAPITAL ONE FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)(unaudited)


                                                    March 31        December 31       March 31
                                                     1998              1997             1997
                                                 --------------   --------------   --------------
ASSETS:

Cash and due from banks                          $        2,983   $        5,039   $      127,721
Federal funds sold and resale agreements                105,000          173,500          365,660
Interest-bearing deposits at other banks                 34,077           59,184          183,570
                                                 --------------   --------------   --------------
   Cash and cash equivalents                            142,060          237,723          676,951
Securities available for sale                         1,513,398        1,242,670        1,026,373
Consumer loans held for securitization                                                    300,000
Consumer loans                                        4,748,186        4,861,687        3,516,951
   Less: Allowance for loan losses                     (213,000)        (183,000)        (118,500)
                                                 --------------   --------------   --------------
Net loans                                             4,535,186        4,678,687        3,398,451
Premises and equipment, net                             163,757          162,726          180,927
Interest receivable                                      44,213           51,883           32,883
Accounts receivable from securitizations                696,599          588,781          459,169
Other assets                                            128,689          115,809           80,225
                                                 --------------   --------------   --------------
     Total assets                                $    7,223,902   $    7,078,279   $    6,154,979
                                                 ==============   ==============   ==============


LIABILITIES:
Interest-bearing deposits                        $    1,160,850   $    1,313,654   $      741,719
Other borrowings                                        723,614          796,112          355,188
Senior notes                                          3,464,176        3,332,778        3,468,801
Deposit notes                                           299,996          299,996          299,996
Interest payable                                         67,544           68,448           61,162
Other liabilities                                       422,480          276,368          352,882
                                                 --------------   --------------   --------------
     Total liabilities                                6,138,660        6,087,356        5,279,748

GUARANTEED PREFERRED BENEFICIAL INTERESTS
  IN CAPITAL ONE BANK'S FLOATING RATE JUNIOR
  SUBORDINATED CAPITAL INCOME SECURITIES:                97,727           97,664           97,470

STOCKHOLDERS' EQUITY:
Common stock                                                666              666              664
Paid-in capital, net                                    543,179          513,561          486,127
Retained earnings                                       488,075          427,679          290,970
   Less: Treasury stock, at cost                        (44,405)         (48,647)
                                                 --------------   --------------   --------------
     Total stockholders' equity                         987,515          893,259          777,761
                                                 --------------   --------------   --------------
     Total liabilities and stockholders' equity  $    7,223,902   $    7,078,279   $    6,154,979
                                                 ==============   ==============   ==============


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)

                                                                  Three Months Ended        Three  Months Ended
                                                                       March 31                 December 31
                                                                  1998            1997             1997
                                                            -------------------------------     -----------
INTEREST INCOME:
Consumer loans, including fees                               $    229,638      $    146,512     $   176,411
Federal funds sold and resale agreements                            5,078             5,664           4,393
Other                                                              23,326            16,418          22,747
                                                            -------------------------------     -----------
     Total interest income                                        258,042           168,594         203,551

INTEREST EXPENSE:
Deposits                                                           14,138            10,437          13,808
Other borrowings                                                   16,053             6,524          12,921
Senior and deposit notes                                           63,029            63,436          62,294
                                                            -------------------------------     -----------
     Total interest income                                         93,220            80,397          89,023
                                                            -------------------------------     -----------
Net interest income                                               164,822            88,197         114,528
Provision for loan losses                                          85,866            49,187          94,356
                                                            -------------------------------     -----------
Net interest income after provision for loan losses                78,956            39,010          20,172

NON-INTEREST INCOME:
Servicing and securitizations                                     168,655           170,033         183,402
Service charges                                                   113,324            53,648          97,529
Interchange                                                        14,799             9,315          15,704
Other                                                              19,121            10,061          19,463
                                                            -------------------------------     -----------
     Total non-interest income                                    315,899           243,057         316,098

NON-INTEREST EXPENSE:
Salaries and associate benefits                                   107,953            70,636          76,185
Marketing                                                          75,000            54,051          64,992
Communications and data processing                                 29,363            21,790          26,090
Supplies and equipment                                             22,615            18,073          24,674
Occupancy                                                          10,644             7,801          14,161
Other                                                              43,308            41,196          36,271
                                                            -------------------------------     -----------
     Total non-interest expense                                   288,883           213,547         242,373
                                                            -------------------------------     -----------
Income before income taxes                                        105,972            68,520          93,897
Income taxes                                                       40,269            26,038          35,680
                                                            -------------------------------     -----------
Net income                                                   $     65,703      $     42,482     $    58,217
                                                            ===============================     ===========

Basic earnings per share                                     $       1.00      $       0.64     $      0.89
                                                            ===============================     ===========
Diluted earnings per share                                   $       0.96      $       0.63     $      0.86
                                                            ===============================     ===========
Dividends paid per share                                     $       0.08      $       0.08     $      0.08
                                                            ===============================     ===========

CAPITAL ONE FINANCIAL CORPORATION
STATEMENTS OF AVERAGE BALANCES, INCOME AND EXPENSE, YIELDS AND RATES (dollars in thousands)(unaudited)


MANAGED (1)                                            Quarter Ended 3/31/98                         Quarter Ended 12/31/97
                                             ----------------------------------------      ----------------------------------------
                                                Average        Income/      Yield/            Average        Income/      Yield/
                                                Balance        Expense       Rate             Balance        Expense       Rate
                                             ------------   -----------  ------------      ------------   -----------  ------------
EARNING ASSETS:
   Consumer loans                            $ 14,097,475   $   615,053       17.45 %      $ 13,824,094   $   559,800       16.20 %
   Federal funds sold and resale agreements       362,680         5,078        5.60             304,266         4,393        5.78
   Other securities                             1,559,732        23,326        5.98           1,526,801        22,747        5.96
                                             ----------------------------------------      ----------------------------------------
Total earning assets                         $ 16,019,887   $   643,457       16.06 %      $ 15,655,161   $   586,940       15.00 %
                                             ==========================                    ==========================

INTEREST-BEARING LIABILITIES:
   Deposits                                  $  1,266,064   $    14,138        4.47 %      $  1,172,141   $    13,808        4.71 %
   Other borrowings                             1,077,082        16,053        5.96             823,129        12,921        6.28
   Senior and deposit notes                     3,683,113        63,029        6.85           3,614,310        62,294        6.89
   Securitization liability                     9,297,590       133,526        5.74           9,302,846       136,291        5.86
                                             ----------------------------------------      ----------------------------------------
Total interest-bearing liabilities           $ 15,323,849   $   226,746        5.92 %      $ 14,912,426   $   225,314        6.04 %
                                             ==========================                    ==========================
                                                                         ------------                                  ------------
Net interest spread                                                           10.14 %                                        8.96 %
                                                                         ============                                  ============

Interest income to average earning assets                                     16.06 %                                       15.00 %
Interest expense to average earning assets                                     5.66                                          5.76
                                                                         ------------                                  ------------
Net interest margin                                                           10.40 %                                        9.24 %
                                                                         ============                                  ============
MANAGED (1)                                            Quarter Ended 3/31/97
                                             ----------------------------------------
                                                Average        Income/      Yield/
                                                Balance        Expense       Rate
                                             ------------   -----------  ------------
EARNING ASSETS:
   Consumer loans                            $ 12,558,878   $   485,515       15.46 %
   Federal funds sold and resale agreements       428,853         5,664        5.28
   Other securities                             1,091,857        16,418        6.01
                                             ----------------------------------------
Total earning assets                         $ 14,079,588   $   507,597       14.42 %
                                             ==========================

INTEREST-BEARING LIABILITIES:
   Deposits                                  $    992,751   $    10,437        4.21 %
   Other borrowings                               410,924         6,524        6.35
   Senior and deposit notes                     3,808,926        63,436        6.66
   Securitization liability                     8,500,177       116,510        5.48
                                             ----------------------------------------
Total interest-bearing liabilities           $ 13,712,778   $   196,907        5.74 %
                                             ==========================
                                                                         ------------
Net interest spread                                                            8.68 %
                                                                         ============

Interest income to average earning assets                                     14.42 %
Interest expense to average earning assets                                     5.59
                                                                         ------------
Net interest margin                                                            8.83 %
                                                                         ============

(1) The information in this table reflects the adjustment to add back the effect of securitized loans.